UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

January 26, 2024

Date of Report (Date of earliest event reported)

REPUBLIC FIRST BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-17007	23-2486815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 South 16th Street, Suite 2400, Philadelphia, Pennsylvania	19102
(Address of principal executive offices)	(Zip Code)

(215) 735-4422

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FRBK	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On January 26, 2024, Republic First Bancorp, Inc. (the “Company”) filed a preliminary proxy statement with the U.S. Securities and Exchange Commission in connection with a special meeting of shareholders related to matters required in connection with the previously announced Securities Purchase Agreement, dated October 27, 2023, between the Company and George E. Norcross, III, Gregory B. Braca, Philip A. Norcross, Alessandra T. Norcross and Alexander S. Norcross (collectively, the “Purchasers”), pursuant to which the Company agreed to sell shares of the Company’s common stock and shares of a newly-issued series of Series B convertible perpetual preferred stock to the Purchasers (collectively, the “Private Placement”).

As soon as is reasonably practicable following the finalization of the proxy statement, a special meeting of shareholders will be called to consider and vote on the following matters:

1.	The approval of an amendment to the Articles of Incorporation of the Company to increase the authorized number of shares of the Company’s common stock from 100,000,000 to 3,000,000,000;

2.	The approval of restoration of voting rights on shares of common stock acquired or otherwise owned by certain purchasers and their affiliates in connection with the Private Placement; and

3.	The approval of acquisition and disposition of equity securities of the Company by certain purchasers and their affiliates.

The preliminary proxy statement contains important information including each of the proposals and the background of, and reasons for, the Private Placement.

Forward Looking Statements

The Company may from time to time make written or oral “forward-looking statements,” including statements contained in this release and in the Company’s filings with the Commission. The forward-looking statements contained in this disclosure, are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. The Company and its operations are subject to numerous risks and uncertainties that include: general economic conditions, including turmoil in the financial markets and related efforts of government agencies to stabilize the financial system; geopolitical conflict and inflationary pressures including Federal Reserve interest rate hikes; the effect of potential recessionary conditions; the risk that the Private Placement may not be consummated in a timely manner or at all; the possibility that any or all of the various conditions to the consummation of the Private Placement may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); the ability of the Company to obtain the necessary shareholder approvals; the amount of costs, fees and expenses, including any unexpected costs, fees and expenses, related to the Private Placement; the level of control the Purchasers will have over the Company upon consummation of the Private Placement and shareholder approval; our pro forma capital position and ratios following consummation of the proposed investment and any additional investments; the assumptions used in our capital analysis; the adequacy of our allowance for credit losses and our methodology for determining such allowance; adverse changes in our loan portfolio and credit risk-related losses and expenses; concentrations within our loan portfolio, including our exposure to commercial real estate loans; inflation; changes to our primary service area; changes in interest rates; our ability to identify, negotiate, secure and develop new branch locations and renew, modify, or terminate leases or dispose of properties for existing branch locations effectively; business conditions in the financial services industry, including competitive pressure among financial services companies, new service and product offerings by competitors, price pressures and similar items; deposit flows; loan demand; the regulatory environment, including evolving banking industry standards, changes in legislation or regulation; our securities portfolio and the valuation of our securities; accounting principles, policies and guidelines as well as estimates and assumptions used in the preparation of our financial statements; rapidly changing technology; the failure to maintain current technologies; failure to attract or retain key employees; our ability to access cost-effective funding; the impact of the COVID-19 pandemic on our business and results of operation; fluctuations in real estate values; litigation liabilities, including costs, expenses, settlements and judgments; and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services. You should carefully review the risk factors described in the Form 10-K for the fiscal year ended December 31, 2021 and other documents the Company files from time to time with the Securities and Exchange

Commission. The words “would be,” “could be,” “should be,” “probability,” “risk,” “target,” “objective,” “may,” “will,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and similar expressions or variations on such expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC FIRST BANCORP, INC.

Dated: January 26, 2024	By:	/s/ Thomas X. Geisel
	Name:	Thomas X. Geisel
	Title:	Chief Executive Officer

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